Exhibit 3.2

STATE OF DELAWARE

AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

INERGY, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the limited partnership is Inergy, L.P.

SECOND: The Certificate of Limited Partnership is hereby amended by deleting Article 1 thereof in its entirety and inserting the following in lieu thereof:

“1. NAME. The name of the limited partnership is “Crestwood Equity Partners LP.””

THIRD: The Certificate of Limited Partnership of the Limited Partnership is hereby amended by deleting Article 2 thereof in its entirety and inserting the following in lieu thereof:

“2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.”

FOURTH: The Certificate of Limited Partnership of the Limited Partnership is hereby amended by deleting Article 3 thereof in its entirety and inserting the following in lieu thereof:

“3. GENERAL PARTNER. The name and mailing address of the Partnership’s general partner are as follows:

Crestwood Equity GP LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002”

FIFTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 18-404 (by written consent of a majority of the members of the board of directors of the general partner of the Limited Partnership) of the Delaware Limited Liability Company Act.

[Signature Page Follows]

IN WITNESS WHEREOF, Inergy GP, LLC, the general partner of Inergy, L.P., has caused this Certificate to be executed by its duly authorized officer on this 7th day of October, 2013.

By:	Inergy GP, LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President and Chief Executive Officer

Signature Page to Amendment to the

Certificate of Limited Partnership of Inergy, L.P.